                                                                   Exhibit 10.46


                                EIGHTH AMENDMENT
                                     TO THE
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                                 RETIREMENT PLAN

      WHEREAS, Fisher Scientific International Inc. (the "Company") has established and maintains the Fisher Scientific International Inc. Retirement Plan (the "Plan"); and

      WHEREAS, the Fisher Scientific International Inc. Administrative and Investment Committee (the "Committee") has the authority pursuant to Section
10.1 of the Plan to amend the Plan;

      WHEREAS, the Committee desires to amend the Plan to permit the continued eligibility of employees of Fisher Scientific International Inc. and its subsidiaries in the Plan following a transfer to employment with Apogent Technologies, Inc. or its subsidiaries following the merger of the Company and Apogent Technologies, Inc.; and

      WHEREAS, the Committee desires to further amend the Plan to exclude employees of Apogent Technologies, Inc. and its subsidiaries from eligibility in the Plan who (1) become employees of the Company or a Participating Company (as described in Schedule I to the Plan) following the merger of the Company and Apogent Technologies, Inc; and (2) are eligible to participate in any of the following plans prior to their transfer of employment: (A) Apogent Retirement Security Plan, (B) Pension Plan for Employees of Chase Scientific Glass, Inc., or (C) Retirement Plan of Barnstead Thermolyne Corporation for Employees Covered by a Collective Bargaining Agreement.

      NOW, THEREFORE, be it resolved as follows:

      RESOLVED, the Plan shall be amended effective as of the date of this Amendment as follows:

      Section 1.17 of the Plan is hereby amended in its entirety to read as follows:

      1.17 "Eligible Employee" means any Employee of the Company other than an Employee who is (a) covered by a collective bargaining agreement between a union and a Company; provided, however, that retirement benefits were the subject of good faith bargaining, (b) a leased employee within the meaning of section 414(n)(2) of the Code, (c) an Employee who is eligible to participate in the Fisher Scientific International Inc. Executive Retirement and Savings Plan, as amended and restated June 23, 1997, and (d) an Employee who is eligible to participate in one or more of the following plans: (1) Apogent Retirement Security Plan, (2) Pension Plan for Employees of Chase Scientific Glass, Inc., or (3) Retirement Plan of Barnstead Thermolyne Corporation for Employees Covered by a Collective Bargaining Agreement (collectively, the "Apogent Pension Plans") by virtue of their transfer of employment from Apogent Technologies, Inc. or its subsidiaries and affiliates on or after the Closing Date (as defined in the Amended and Restated Agreement and Plan of Merger by and among Fisher

Scientific International Inc., Fox Merger Corporation and Apogent Technologies, Inc. dated as of March 17, 2004 as Amended April 16, 2004). Notwithstanding the foregoing, an Employee who is covered by a collective bargaining agreement between a union and a Company may be an Eligible Employee in accordance with the provisions of Schedule B.

      In addition, an Eligible Employee who transfers employment to Apogent Technologies, Inc. or a U.S. subsidiary on or after the Closing Date shall remain an Eligible Employee under this Plan and shall continue to earn Years of Service for vesting purposes and accrue benefits under the Plan on the same basis and same terms as the Employee received immediately prior to his transfer of employment.

      RESOLVED, FINALLY, that all other provisions of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the Fisher Scientific International Inc. Retirement Plan is amended this 22nd day of July, 2004.

                                                   ADMINISTRATIVE AND INVESTMENT
                                                   COMMITTEE

                                                   /s/ Paul M. Meister
                                                   _____________________________
                                                   Paul M. Meister


                                                   /s/ Todd M. DuChene
                                                   _____________________________
                                                   Todd M. DuChene